Exhibit j under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K



            Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A, No. 2-98237) of Intermediate Municipal Trust, and to the incorporation by reference of our report dated July 10, 2003 on Federated Intermediate Municipal Trust included in the 2003 Annual Report to Shareholders for the fiscal year ended May 31, 2003.



                                                /s/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP


Boston, Massachusetts
July 28, 2003